Exhibit 99.2
KB Home Announces Offering of Senior Notes
LOS ANGELES (July 23, 2009) — KB Home (NYSE: KBH), one of America’s largest homebuilders, today announced that it has commenced a public offering of Senior Notes.
KB Home intends to apply all or a portion of the net proceeds from the Senior Notes offering toward the payment of the purchase price in a tender offer, which it announced today, for its outstanding 6 3/8% Senior Notes due 2011 (“the 2011 Notes”). After payment for the 2011 Notes, KB Home intends to add any remaining net proceeds from the sale of the Senior Notes to its general corporate funds.
Citi is acting as book-running manager for the Senior Notes offering. A shelf registration statement covering the issuance of the Senior Notes has been filed with the Securities and Exchange Commission and is effective. Copies of the prospectus supplement and accompanying prospectus describing the offering may be obtained by visiting EDGAR on the SEC’s web site at www.sec.gov or by contacting Citi at (877) 858-5407.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Senior Notes nor shall there be any sale of Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Senior Notes offering is being made only by means of the prospectus supplement and accompanying prospectus.
Corporate Profile
KB Home, one of the nation’s leading homebuilders, has delivered hundreds of thousands of quality homes for families since its founding in 1957. The Company is distinguished by its Built to Order™ homebuilding approach that puts a custom home experience within reach of its customers at an affordable price. KB Home’s award-winning homes and communities meet the needs of first-time homebuyers with flexible designs that also appeal to move-up buyers and active adults. Los Angeles-based KB Home was named the #1 homebuilder on FORTUNE ® magazine’s 2009 “World’s Most Admired Companies” list. This marks the second year in a row and the third time in the past four years that KB Home has achieved the top ranking. The Company trades under the ticker symbol “KBH,” and was the first homebuilder listed on the New York Stock Exchange. For more information about any of KB Home’s new home communities call 888-KB-HOMES or visit www.kbhome.com.

Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic and business conditions; adverse market conditions that could result in additional inventory impairments or abandonment charges and operating losses, including an oversupply of unsold homes and declining home prices, among other things; conditions in the capital and credit markets (including consumer mortgage lending standards, the availability of consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level; weak consumer confidence; increases in competition; weather conditions, significant natural disasters and other environmental factors; government actions and regulations directed at or affecting the housing market, the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; legal or regulatory proceedings or claims; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital, including our capacity under our credit facility; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product transition, geographic and market positioning and cost reduction strategies; consumer interest in our new product designs; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.
Contacts
KB Home
Kelly Masuda, Investor Relations
(310) 893-7434
kmasuda@kbhome.com

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